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SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2001

Natural Wonders, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-20035	77-0141610
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5451 Industrial Way, Benecia CA 94510
(Address of principal executive offices)
(Zip code)

510-469-7481
(Registrant's telephone number, including area code)

Item 5. Other Events

    On December 17, 2000, the Registrant and its wholly-owned subsidiary, World of Science, filed for Chapter 11 protection in the United States Bankruptcy Court, Northern District of California, Oakland Division, (Case No. 00-46943). On February 28, 2001, the Bankruptcy Court authorized the Registrant to liquidate its inventory and other assets, free and clear of liens, pursuant to going out of business sales. The shareholders of the Registrant are not expected to receive any recovery from the liquidation proceeds.

    Consistent with the guidelines set forth in Securities Exchange Act Release No. 9660 (June 30, 1972) Application of the Reporting Provisions of the Securities Exchange Act of 1934 to Issuers which have Ceased or Severely Curtailed their Operations (the "1972 Release"), the Registrant is hereby filing Summary of Financial Status Reports which are required to be filed with the United States Bankruptcy Court pursuant to Bankruptcy Rule 2015 in lieu of continuing to file quarterly and annual reports under Section 13 (a) of the Securities Exchange Act of 1934, as amended.

    This Form 8-K Current Report contains the Summary of Financial Status Reports for the period July 1, 2001—July 31, 2001 (attached hereto as Exhibit 99). Future period reports will be filed within fifteen days after such reports are filed with the United States Bankruptcy Court.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

  (c)
  Exhibits.

  99
  Financial reports for July 1, 2001—July 31, 2001

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 22, 2001

NATURAL WONDERS, INC. (REGISTRANT)
/s/ PETER G. HANELT Peter G. Hanelt, Chief Executive Officer and President

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SIGNATURE